V CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form 8-8 (No. 333-223834, 333-196166 and 333-18435;) of Luxfer Holdings PLC of our report dated March 11, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP Manchester, United Kingdom March ii, 2019